UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2012

INTERCORE ENERGY, INC.

(Exact name of registrant as specified in its charter)

HEARTLAND BRIDGE CAPITAL, INC.

(Former name of registrant)

Delaware	000-54012	27-2506234
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	IRS Employer Identification Number)

1 International Boulevard, Suite 400

Mahwah, New Jersey

(Address of principal executive offices)

201-512-8732

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

InterCore Energy, Inc. (f/k/a Heartland Bridge Capital, Inc.) (the “Company”) filed a Certificate of Amendment to its Restated Certificate of Incorporation (“Amendment”) with the Secretary of State of the State of Delaware that was effective May 16, 2012. The Amendment was filed to increase the authorized shares of common stock of the Company from 250,000,000 shares to 750,000,000 shares and to effect a forward split of the outstanding common shares of the Company, whereby every share of common stock held was exchanged for nine shares of common stock. As a result, the issued and outstanding shares of common stock were increased from 16,872,132 prior to the forward split to approximately 151,849,188 following the forward split. In addition, effective May 16, 2012, the Company has changed its name to “InterCore Energy, Inc.” The Company’s quotation symbol on the Over-the-Counter Bulletin Board will be changed from HLBC to HLBCD for a period of 20 days (the “Split Period”). Following the Split Period, the symbol will revert back to HLBC for a period of ten business days at which time the symbol will then be changed to reflect our new name.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of business acquired.

Not applicable.

(b) Pro forma financial information.

Not applicable.

(c) Exhibits

Exhibit Number	Description
3.1	Certificate of Amendment to the Restated Certificate of Incorporation

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERCORE ENERGY, INC.

Date: May 16, 2012	/s/ James F. Groelinger
James F. Groelinger
Chief Executive Officer

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